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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

                                                                 State or
                                               Percentage     other Jurisdiction
                                                  of           of Incorporation
                                               Ownership      or Organization
                                               ----------     ------------------
Canama Transportation (8)                         100          Cayman Islands
Caymex Transportation, Inc. (1)                   100          Delaware
Gateway Eastern Railway Company (1)               100          Illinois
Grupo Transportacion Ferroviaria
 Mexicana, S.A. de C.V. *(7)                       46.6        Mexico
Joplin Union Depot *                               33          Missouri
KC Terminal Railway (11)                           16          Missouri
Mexrail, Inc. *(14)                               100          Delaware
NAFTA Rail, S.A. de C.V. (8)                      100          Mexico
North American Freight Transportation
 Alliance Rail Corporation                        100          Delaware
PABTEX GP, LLC (2)                                100          Texas
PABTEX L.P. (12)                                  100          Delaware
Panama Canal Railway Company *(9)                  42          Cayman Islands
Panarail Tourism Company (10)                     100          Cayman Islands
Port Arthur Bulk Marine Terminal Co. (1)           80          Partnership
Rice-Carden Corporation (1)                       100          Missouri
SCC Holdings, LLC (1)                             100          Delaware
SIS Bulk Holding, Inc. (2)                        100          Delaware
Southern Capital Corporation, LLC *(13)            50          Colorado
Southern Development Company (1)                  100          Missouri
Southern Industrial Services, Inc.                100          Delaware
The Kansas City Southern Railway Company          100          Missouri
The Texas Mexican Railway Company *(4)            100          Texas
TFM, S.A. de C.V. *(5)                             80          Mexico
TransFin Insurance, Ltd.                          100          Vermont
Trans-Serve, Inc. (2) (3)                         100          Delaware
Veals, Inc.                                       100          Delaware

*       Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)     Subsidiary of The Kansas City Southern Railway Company
(2)     Subsidiary of Southern Industrial Services, Inc.
(3)     Conducting business as Superior Tie & Timber
(4)     Subsidiary of Mexrail, Inc.
(5)     Subsidiary of Grupo Transportacion Ferroviaria, S.A. de C.V.
(6)     Subsidiary of Southern Development Company
(7)     Unconsolidated affiliate of NAFTA Rail, S.A. de C.V.
(8)     Subsidiary of Caymex Transportation, Inc.
(9)     Unconsolidated affiliate of Canama Transportation
(10)    Subsidiary of Panama Canal Railway Company
(11)    Unconsolidated affiliate of The Kansas City Southern Railway Company
(12)    Subsidiary of SIS Bulk Holding, Inc.

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(13)    Unconsolidated affiliate of SCC Holdings, Inc.
(14)    Subsidiary of TFM, S.A. de C.V.